Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Sector Funds (Invesco Sector Funds):

We consent to the use of our report dated August 24, 2018 on the consolidated financial statements of Oppenheimer Gold & Special Minerals Fund and subsidiary, incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

January 24, 2020